UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)    October 1, 2008
G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code    (952) 912-5500
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 1, 2008, we amended and restated our Loan Agreement with Three Pillars Funding, LLC, as Lender, and Suntrust Robinson Humphrey, Inc., as Administrator. Capitalized terms used but not defined herein have the meanings set forth in the Loan Agreement. The purpose of the amendment and restatement was to:
•	Reflect all previous amendments to the Loan Agreement.

•	Modify the Dilution Ratio, which governs certain amortization events, to separately account for both long term and short term dilution.

•	Modify the definition of Advance Rate, which governs availability of the loan, to separately account for both expected long term and short term dilution.

•	Modify the Unused Fee for the unused portion of the facility, so that (i) if the utilized portion of the facility is greater than or equal to 50% of the facility limit, the fee is based on a formula of 0.35% of the unutilized amount, and (ii) if the utilized portion of the facility is less than 50% of the facility limit, the fee is based on a formula of 0.425% of the unutilized amount.

•	Change the Applicable Margin to 0.85%, and while an Event of Default exists, to 2.50%.

•	If a loan is funded pursuant to the Liquidity Agreement or the Voluntary Advance Agreement, to provide for a Liquidity Premium of 2.00%.

•	Change the Scheduled Commitment Termination Date to September 27, 2011.
As used in the Loan Agreement, (a) “Applicable Margin” means, while no Event of Default exists and is continuing, 0.85%, and while an Event of Default exists and is continuing, 2.50% and (b) “Liquidity Premium” means 2.00%.
The following fees are payable in connection with the Loan Agreement:
Borrower shall pay to Administrator, for the account of Lender and its Liquidity Banks (in such proportions as they may from time to time agree upon), a fully-earned and non-refundable fee equal to (i) (A) (x) the product of 102% and the Facility Limit less (y) the daily used portion of the Facility (such portion, the “Utilized Amount”) divided by (B) 360, times, (ii) (A) if the Utilized Amount is greater than or equal to 50% of the Facility Limit, 0.35% and (B) if the Utilized Amount is less than 50% of the Facility Limit, 0.425% (such fee, the “Unused Fee”). The Unused Fee shall accrue daily and shall be payable monthly in arrears on each Distribution Date.
Upon approval of any request for extension of the Liquidity Commitment Termination Date and/or Scheduled Commitment Termination Date in accordance with Section 2.5 of the Loan Agreement, and as a condition precedent to the effectiveness of any such extension, Borrower shall pay to Administrator, for its own account, a fully-earned and non-refundable extension fee in immediately available funds as agreed from time to time between Borrower and Administrator.
This summary is qualified in its entirety by references to the terms of the amended and restated Loan Agreement attached hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above, the provisions of which are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (c) Exhibits

10.1	Amended and Restated Loan Agreement dated as of October 1, 2008 among G&K Receivables Corp., G&K Services, Inc., Three Pillars Funding LLC and Suntrust Robinson Humphrey, Inc.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G&K SERVICES, INC.
Date: October 6, 2008	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
		Its	Vice President, General Counsel and Corporate Secretary

2